EXHIBIT 21


                      EMERSON RADIO CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-K
                         SUBSIDIARIES OF THE REGISTRANT




                                      Jurisdiction of          Percentage of
Name of Subsidiary                    ----------------------   --------------
                                      Incorporation              Ownership

Emerson Radio (Hong Kong) Limited.    Hong Kong                   100.0%*
Emerson Radio International Ltd.      British Virgin Islands      100.0%
Sport Supply Group, Inc.              Delaware                     50.1%

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*  One share is owned by a resident director, pursuant to local law.